Calculation of Filing Fee Tables
S-8
SpyGlass Pharma, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share, reserved for issuance pursuant to the 2026 Equity Incentive Plan	Other	2,804,016	$ 16.00	$ 44,864,256.00	0.0001381	$ 6,195.75
2	Equity	Common Stock, par value $0.00001 per share, reserved for issuance pursuant to options outstanding under the 2026 Equity Incentive Plan	Other	1,312,044	$ 16.00	$ 20,992,704.00	0.0001381	$ 2,899.09
3	Equity	Common Stock, par value $0.00001 per share, reserved for issuance pursuant to the 2026 Employee Stock Purchase Plan	Other	334,266	$ 13.60	$ 4,546,017.60	0.0001381	$ 627.81
4	Equity	Common Stock, par value $0.00001 per share, reserved for issuance pursuant to options outstanding under the Amended and Restated 2019 Equity Incentive Plan	Other	3,306,187	$ 4.76	$ 15,737,450.12	0.0001381	$ 2,173.34
Total Offering Amounts:						$ 86,140,427.72		$ 11,895.99
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,895.99
Offering Note
[1]	1A. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the registrant's common stock, par value $0.00001 per share (the "Common Stock") that become issuable with respect to the securities identified in the above table under the registrant's 2026 Equity Incentive Plan (the "2026 EIP"), the 2026 Employee Stock Purchase Plan (the "ESPP") and the Amended and Restated 2019 Equity Incentive Plan (the "2019 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. 1B. Represents 2,804,016 shares of Common Stock reserved for issuance, after deducting options granted thereunder, under the 2026 EIP as of the date of this Registration Statement. The number of shares of Common Stock available for issuance under the 2026 EIP will be increased by any shares of Common Stock subject to awards outstanding under the 2019 Plan that, on or after the effectiveness of the 2026 Plan, expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Registrant due to failure to vest. The maximum number of shares that can be added to the 2026 EIP from the 2019 Plan is 3,306,187. See footnote 4A below. 1C. Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $16.00 per share, which is the initial public offering price set forth on the cover page of the Registrant's Prospectus dated February 5, 2026 relating to its initial public offering.

[2]	See footnote 1A. 2A. Represents 1,312,044 shares of Common Stock reserved for issuance pursuant to options outstanding under the 2026 EIP as of the date of this Registration Statement. To the extent that any shares subject to awards under the 2026 EIP expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of Common Stock subject to such awards will become available for issuance under the 2026 EIP. 2B. Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $16.00, which is the weighted average exercise price per share of outstanding stock option awards under the 2026 EIP as of the date of this Registration Statement.

[3]	See footnote 1A. 3A. Represents the shares of Common Stock reserved for issuance under the ESPP. 3B. Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $13.60, which is the initial public offering price set forth on the cover page of the Registrant's Prospectus dated February 5, 2026 relating to its initial public offering. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Common Stock on the first trading day of the offering period or on the exercise date.

[4]	See footnote 1A. 4A. Represents 3,306,187 shares of Common Stock reserved for issuance pursuant to options outstanding under the 2019 Plan as of the date of this Registration Statement. To the extent that, on or after the effectiveness of the 2026 EIP, any shares subject to awards under the 2019 Plan expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of Common Stock subject to such awards will become available for issuance under the 2026 EIP. See footnote 1B above. 4B. Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $4.76 per share, which is the weighted-average exercise price of options to purchase Common Stock outstanding under the 2019 Plan as of the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A